Exhibit 10.7

Amended and Restated Strategic Cooperation

Framework Memorandum

Shenzhen Tencent Computer Systems Company Ltd.

&

Wuhan Douyu Network Technology Co., Ltd.

Amended and Restated Strategic Cooperation Framework Memorandum

This Amended and Restated Strategic Cooperation Framework Memorandum (this “Framework Memorandum”) is entered into by the following parties in Nanshan District, Shenzhen City, the People’s Republic of China (the “PRC”) on April 1, 2019:

(1) Shenzhen Tencent Computer Systems Company Ltd., a limited liability company duly established and existing under the laws of the PRC, with its address at Floors 5-10, Fiyta Building, Gao Xin Nan Yi Street, High-tech Park, Nanshan District, Shenzhen ( “Party A”); and

(2) Wuhan Douyu Network Technology Co., Ltd., a limited liability company duly established and existing under the laws of the PRC, with its address at Building F3, Optical Valley Software Park, Donghu Development Area, Wuhan City (“Party B”).

In this Framework Memorandum, Party A and Party B are referred to as the “Parties” collectively or a “Party” individually.

The Parties entered into a Strategic Cooperation Framework Memorandum (the “Original Memorandum”) on January 31, 2018, agreeing to engage in strategic cooperation with each other with respect to resources, contents, information synchronization and industry standards. Now, after friendly negotiation, the Parties agree to amend and restate the Original Memorandum in its entirety as follows:

Article 1 Definitions and Interpretation

1.1 Definitions

Unless otherwise specified in this Framework Memorandum or the context clearly indicates otherwise, the following terms, for the purpose of this Framework Memorandum, shall have the meanings, respectively, ascribed to them below.

Affiliate(s)

refers to any person who directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with a party. The term “control” means that a party (i) directly or indirectly, whether through ownership of voting shares, by contracts or otherwise, holds more than fifty percent (50%) of the total shares with voting rights, registered capital or other equity interests, or (ii) has the power to appoint or nominate the general manager, legal representative or a majority of members of the management committee, the board of directors or other equivalent decision-making bodies, or exercise any other kind of substantial control, including but not limited to managing finance, human resources and business. For the avoidance of any doubt, Party A’s Affiliates stated in Article 2.3.3 hereof refer in particular to Tencent Technology (Shenzhen) Co., Ltd., Tencent Technology (Shanghai) Co., Ltd., Tencent Technology (Chengdu) Co., Ltd., Tencent Technology (Beijing) Co., Ltd., and Tencent Technology (Wuhan) Co., Ltd.

Online Games

refer to game products and services composed of software programs and information data, that are provided via information networks such as the internet and mobile communication network, mainly including online games that run in client side, web browser and other terminals, and stand-alone games made available to the public through information network. Other terminals refer to mobile phones, personal digital processors, networked game consoles and all kinds of information appliances connected to the information network.

Online Game Distribution

refers to the service of providing the public with access to download of or links to Online Games through self-owned or controlled platforms (including but are not limited to browsers, webpages and Apps).

Party B’s Platforms

collectively refer to all platform websites and platform software owned, controlled and operated by Party B or its Affiliates that provide application software (including game software) access service to themselves and Third Parties. Currently, Party B’s Platforms include but are not limited to the existing live streaming platform controlled by Party B or its Affiliates, that is, Douyu Live.

Third Party	refers to any person that is not a Party hereto and has no affiliated relationship with the Parties or their respective Affiliates.

1.2 Interpretation

(1)                       Headings of articles are for reference purposes only, and in no way define, limit, interpret or describe such articles, and shall not affect the construction of the articles to which they relate;

(2)                       Reference to any “Article” is to that article of this Framework Memorandum;

(3)                       References to a “Party” shall be deemed to include that Party’s successors, heirs or assignees;

(4)                       References to any law, rule, regulation, notice or statutory provision shall be construed to include all supplements, amendments or reenactments thereto by competent legislative authority.

Article 2 Cooperation Arrangement

2.1 Online Game Distribution

2.1.1 Exclusive Operation

Party B agrees to cooperate with Party A in Online Game Distribution through Party B’s Platforms. During the term of cooperation agreed in this Framework Memorandum, Party A shall have the right to exclusively operate the Online Game Distribution business through Party B’s Platforms.

2.1.2 Exercise of Right

Party B will provide written lists of promotion resources (such resources may be presented or displayed via website, App, bumper advertisement, embedded content or in other ways) to be used for distribution of Online Games. Party A will be in charge of introducing quality Online Games based on the resources, data and operation needs of Party B’s Platforms, and will independently enter into memorandums of cooperation with developers with respect to the distribution services provided through Party B’s Platforms. The Parties further confirm that, Party A has the right to decide whether or not to introduce a particular Online Game to Party B’s Platforms, and has the right to request that the Online Games distributed through Party B’s Platforms shall use SDKs provided by Party A. The Parties will negotiate the profit sharing ratio based on the amount of the Online Games and the resources utilized for the distribution and promotion of the Online Games, and enter into a memorandum of cooperation separately.

2.1.3 Game Distribution Area

In order to improve the distribution of Party A’s Online Games, Party B undertakes that it will set up specific distribution areas for Party A’s Online Games at prominent positions on its platforms, including but are not limited to, primary interfaces of Party B’s Apps, Party B’s web home pages or main PC user interfaces, or other prominent positions.

2.1.4 Limitation and Reservation of Right

Notwithstanding the foregoing, certain games subject to separate agreements by the Parties (the “Excluded Games”) shall not be affected. Party B undertakes and guarantees that:

(1) upon expiration of the cooperation term applicable to any Excluded Game, Party B shall not further carry on any cooperation relating to such Excluded Game in a way conflicting with Party A’s rights under Articles 2.1.1 and 2.1.2 hereof during the term of cooperation of this Framework Memorandum;

(2) for Online Games other than the Excluded Games, Party A will be entitled to exclusive cooperation and operation of related distribution business in accordance with Articles 2.1.1 and 2.1.2 hereof.

2.2 Party A’s Game Area

2.2.1 Set Up of Specific Area

Party B undertakes that it will set up specific game areas for Party A’s Online Games at prominent positions on Party B’s Platforms including but are not limited to primary interfaces of Party B’s Apps, Party B’s web home pages or main PC user interfaces, or other prominent positions (“Party A’s Game Area”), for the publicity and promotion of live streaming, competition and other derivative contents relating to Party A’s Online Games.

2.2.2 Content of Specific Area

The launching of and specific names used in Party A’s Game Area will be subject to Party A’s written confirmation. In addition to the regular live streaming content, Party A’s Game Area will also serve the purpose of facilitating the development of user community, broadcasting related official promotion and related official press release, and will feature related programs or live streaming contents in line with significant timings and events of Party A’s game operation.

2.2.3 Operation of Specific Area

Party B agrees to equip a full-time team for Party A’s Game Area to conduct operational work according to the plan made by Party A’s game operation team. The features of the Game Area, the types and amount of resources devoted, and specific operational plan will be further negotiated by the Parties, and Party A has the veto right with respect to the aforementioned operational planning of Party A’s Game Area.

2.3 Streamer Resource Cooperation

2.3.1 Streamer Cooperation

The Parties hereto will provide support in terms of high-quality streamer resources to Party A under this Framework Memorandum, including but are not limited to cultivating and promoting Party A’s certified streamers, as well as safeguarding the streamers’ interests. The Parties will enter into separate agreements for specific cooperation actions.

2.3.2 Content License

In order to promote Party A’s Online Games and increase the exposure of quality content on Party B’s Platforms, Party A has the right to use the contents (including but are not limited to video, audio and pictures) relevant to Party A’s Online Games, which have been published on Party B’s Platforms, on the platforms (including but are not limited to Party A’s Online Games, game official Weibo account, game official Weixin/WeChat account, Tencent Video, etc.) operated by Party A or its Affiliates, provided that Party B has the full intellectual property rights or has been legally authorized to license third parties to use the above-mentioned contents. When using such contents, Party A shall specify the source (i.e. Party B’s Platforms) and streamer and author information of the contents, and shall not defame or deride Party B, Party B’s Platforms and the streamers.

2.3.3 Live Streaming License

(1) Party A licenses Party B to use the game screen content of Party A’s Online Games (refer in particular to online game products that Party A and its Affiliates have copyright ownership or Party A is entitled to operate as agent and grant live streaming sublicense to Party B) (the “Game Screen Content”) in live streaming services on Party B’s Platforms within twelve (12) months after January 31, 2018 (the “Live Streaming License”). For the avoidance of doubt, the Parties further specify that, (1) Party A shall sublicense Party B to use the Game Screen Content of the Online Games that Party A operates as agent, unless Party A does not have the right to grant a sublicense of the live streaming content or has agreed otherwise with the content owner of the Online Games, provided that the Parties will separately discuss and agree on the details of such sublicense arrangement, and (2) the aforementioned license does not cover eSports competition organized by Party A or its Affiliates in relation to Party A’s Online Games and their derivative programs, as well as other variety shows, movie and television works or other video contents created or adapted based on Party A’s Online Games. If Party B intends to obtain license for the aforementioned excluded contents, it shall separately execute license agreements with Party A or Party A’s Affiliates and pay corresponding license fee. Within thirty (30) calendar days before the expiration of the aforementioned live streaming license term, Party B shall submit a report to Party A regarding the execution of this Framework Memorandum during such license term (the “Execution Report”, the details of which are to be separately determined by the Parties). If Party A fails to explicitly notify Party B in writing not to extend the license term within ten (10) calendar days after the receipt of the Execution Report, the Live Streaming License shall be automatically extended for another twelve (12) months after expiration. By that analogy, live streaming license term shall count twelve (12) months as a period, and Party B shall submit an Execution Report to Party A for evaluation within thirty (30) calendar days before the expiration of every live streaming license term, until this Framework Memorandum is expired or terminated due to Party B’s breach hereof.

(2) The Parties further agree that, the content and scope of the license granted to Party B under this Article 2.3.3 shall not be less favorable than that offered by Party A to relevant live streaming platforms as separately identified by the Parties on the same condition.

2.4 Restrictive Covenants

Based on the cooperation agreed under this Framework Memorandum, Party B agrees to undertake certain restrictive obligations, in order to protect Party A’s legitimate interests in its invested resources. Specific restrictive obligations will be separately agreed by the Parties.

2.5 Information Synchronization

2.5.1 Scope of Information Synchronization

Party B is obliged to synchronize certain information to Party A under this Framework Memorandum. The Parties will enter into separate agreement regarding details on information synchronization.

2.5.2 Approach of Information Synchronization

The Parties agree to communicate in respect of synchronizing the information specified in accordance with Article 2.5.1 by way of system connection (including but are not limited to providing Party A with access to information on Party B’s Platforms, and periodically transmitting information through port designated by Party A) within five (5) working days after January 31, 2018, and complete such system connection before June 1, 2018. Such term for completion may be reasonably extended upon consent of both Parties.

2.6 Code of Streaming Conduct

2.6.1 Ensure Compliance

Party B shall regulate the conducts of broadcasters on Party B’s Platforms in connection with the broadcasting of Party A’s Online Games, and ensure that relevant broadcasters comply with the Live Streaming Rules issued by Party A from time to time. Prohibited conducts include but are not limited to:

(1) any conduct that violates laws, regulations and ethical norms, such as physical violence, verbal assault or abuse;

(2) any conduct that violates the rules of the games or the spirit of competition, such as negative competition, malicious hanging up;

(3) any conduct that endangers the physical and mental health of game users, such as smoking, alcoholism or over-revealing clothes;

(4) any conduct that harms the fairness of game competitiveness, such as issuing game leveling, plugging advertisement, spreading game loopholes;

(5) any conduct that adversely affects games user experience and the brands of Party A’s games.

2.6.2 Measures to Be Taken

If any broadcaster of Party B’s Platforms fails to comply with the code of conduct stipulated in Article 2.6.1, Party A has the right to require Party B to restrict such broadcaster to continue to live stream Party A’s Online Games, and to take measures, including but are not limited to, temporary or permanent closure or suspension of such broadcaster’s live streaming account on Party B’s Platforms, and deletion or blocking links to related live streams content, and Party B shall cooperate with Party A to take such measures.

Article 3 Confidentiality

3.1 Confidentiality

The Parties agree to keep strictly confidential the cooperation relation between the Parties under this Framework Memorandum, the existence of this Framework Memorandum and terms herein, as well as the process and details of negotiation and communication relating to the execution of this Framework Memorandum. If any Party intends to publish any of the contents mentioned above which should be kept in confidential, such Party shall obtain prior written consent of the other Party. The confidentiality duties and obligations hereunder shall remain valid and legally binding after the termination of this Framework Memorandum.

3.2 Non-disclosure

Each Party shall keep confidential the commercial information disclosed by the other Party or accessed for reason of work or acquired through other channels (i.e. all technological, financial, commercial or other confidential information not known to the public owned by the other Party and/or its Affiliates, and information or data that can bring economic benefits to such other Party and/or its Affiliates and for which such other Party and/or its Affiliates take confidentiality measures). Without prior written consent by such other Party, a Party shall not provide, disclose or transfer the other Party’s trade secrets to any Third Party, with or without consideration. Each Party shall use the other Party’s trade secrets acquired or known by such Party solely for the purpose of this Framework Memorandum.

Article 4 Term of Memorandum

4.1 Effectiveness

This Framework Memorandum shall enter into effect upon signature or stamp by the Parties on the date first written above. This Framework Memorandum amends and restates the Original Memorandum and supersedes in its entirety the Original Memorandum. The Original Memorandum shall terminate automatically upon effectiveness of this Framework Memorandum.

4.2 Term of Memorandum

The agreed term of this Framework Memorandum shall be three (3) years from the date of the Original Memorandum, starting on January 31, 2018 and ending on January 30, 2021. Within thirty (30) days before the expiry of the agreed term, the Parties may renegotiate whether to renew this Framework Memorandum. Without written notice by either Party in such thirty-day period, and on the condition that the equity shares held by Nectarine Investment Limited (Party A’s Affiliate) and/or other Party A’s Affiliates (collectively, “Tencent”) in DouYu International Holdings Limited (Party B’s Affiliate) (“Douyu Cayman”) are not less than half of the equity shares held by Tencent in Douyu Cayman as of the date of this Framework Memorandum (the basis of calculation of the number of shares shall be adjusted appropriately to reflect any split, declaration or restructuring of shares or other similar arrangements carried out by Douyu Cayman), this Framework Memorandum shall be automatically extended for another three (3) years after expiration.

Article 5 Miscellaneous

5.1 Default

Non-performance of this Framework Memorandum or non-compliance of the performance with the provisions hereof by either Party shall be deemed as a default. The defaulting Party shall compensate the non-defaulting Party for any and all losses resulting therefrom, and the non-defaulting Party may require the defaulting Party to bear other default liabilities according to the provisions under the applicable laws.

If any provision of this Framework Memorandum is held to be wholly or partially invalid or unenforceable for any reason whatsoever, or in violation of any applicable law, such provision shall be deemed removed from this Framework Memorandum, but all remaining provisions of this Framework Memorandum shall remain in full force and effect and shall continue to bind the Parties.

5.2 Notices and Service

All notices sent by one Party to the other Party shall be made in Chinese in writing, and shall be delivered in person (including express mail service) or by registered mail, unless the Parties agree to deliver by email. Emails or written notices under this Framework Memorandum shall be deemed as being served upon by sending them to the following addresses or e-mails:

If to Shenzhen Tencent Computer Systems Company, Ltd.

First Contact: Shen Yang

Address: 16th Floor, Building C1, Kexing Science Park. No. 15 Keyuan Road, Nanshan District, Shenzhen City

Tel: *************

Email: *************

Second Contact: Zhao Chan

Address: 32nd Floor, Tencent Building, No.10000 Shennan Avenue, Nanshan District, Shenzhen City

Tel: *************

Email: *************

If to Wuhan Douyu Network Technology Co., Ltd.

Contact: Su Mingming

Address: 19th Floor, Building F3, Optical Valley Software Park, Donghu Development Area, Wuhan City

Tel: *************

Email: *************

5.3 Governing law

The execution, effectiveness, interpretation, performance and dispute resolution relating to this Framework Memorandum shall be governed by the laws of the mainland China.

5.4 Dispute Resolution

Any dispute arising from or in connection with this Framework Memorandum (the “Dispute”) shall be settled by the Parties through friendly negotiation. The Party proposing the Dispute shall promptly inform the other Party of the occurrence and nature of the Dispute by delivering a dated written notice. Where the Parties fail to settle the Dispute through negotiation within sixty (60) days following the date of the aforesaid notice, either Party may submit the Dispute to a people’s court with jurisdiction over the defendant’s domicile.

5.5 Counterparts

This Framework Memorandum is executed in two counterparts, with each Party holding one counterpart, and both of which shall have the same legal effect.

(This page is the signature page to the Amended and Restated Strategic Cooperation Framework Memorandum)

IN WITNESS WHEREOF, the Parties have caused this Framework Memorandum to be executed by their respective duly authorized representatives as of the date first above written.

Shenzhen Tencent Computer Systems Company, Ltd.

(Seal of Shenzhen Tencent Computer Systems Company, Ltd.)

/s/ Seal of Shenzhen Tencent Computer Systems Company, Ltd.

Date:	April 1, 2019

Wuhan Douyu Network Technology Co., Ltd.

(Seal of Wuhan Douyu Network Technology Co., Ltd.)

/s/ Seal of Wuhan Douyu Network Technology Co., Ltd.

Date:	April 1, 2019